UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2015 (May 21, 2015)

GENESIS ENERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12295	76-0513049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Milam, Suite 2100, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 860-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

The information provided under Item 2.03 of this Current Report is incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Senior Notes/ Indenture and Supplemental Indenture

As previously disclosed, on May 14, 2015, Genesis Energy, L.P. (the “Partnership”), Genesis Energy Finance Corporation (together with the Partnership, the “Issuers”) and certain subsidiary guarantors entered into an Underwriting Agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc., as representative of a group of underwriters named in the Underwriting Agreement, pursuant to which the Issuers agreed to sell $400 million in aggregate principal amount of 6.000% senior unsecured notes due 2023 (the “Notes”), guaranteed by certain subsidiary guarantors of the Partnership (the “Guarantees” and, together with the Notes, the “Securities”). The offering closed on May 21, 2015.

The terms of the Notes are governed by an Indenture (the “Base Indenture”) among the Issuers, the subsidiary guarantors party thereto, and U.S. Bank National Association, as trustee (the “Trustee”), dated May 21, 2015, as supplemented by the Supplemental Indenture thereto (the “Supplemental Indenture”), dated May 21, 2015, among the Issuers, the subsidiary guarantors party thereto and the Trustee.

The Notes are senior unsecured obligations of the Issuers and rank equal in right of payment with all of the Partnership’s other existing and future senior unsecured indebtedness, including $350 million aggregate principal amount of the Issuers’ 7.875% senior notes due 2018 (the “2018 notes”), $350 million aggregate principal amount of the Issuers’ 5.750% senior notes due 2021 and $350 million aggregate principal amount of the Issuers’ 5.625% senior notes due 2024. The Guarantees are senior unsecured obligations of the subsidiary guarantors and rank equal in right of payment with the existing and future senior unsecured indebtedness of the subsidiary guarantors.

Interest on the Notes will accrue at a rate of 6.000% per annum and is payable on May 15 and November 15 of each year, beginning November 15, 2015. The Notes mature on May 15, 2023. Upon a continuing event of default, the trustee or the holders of 25% aggregate principal amount of the Notes may declare the Notes immediately due and payable, except that an event of default resulting from entry into a bankruptcy, insolvency or reorganization with respect to the Issuers, any restricted subsidiary of the Company that is a significant subsidiary or any group of its restricted subsidiaries that, taken together, would constitute a significant subsidiary of the Company, will automatically cause the Notes to become due and payable.

The Issuers will have the option to redeem the Notes, in whole or in part, at any time on or after May 15, 2018, at the redemption prices (expressed as percentages of principal amount) of 104.500% for the twelve-month period beginning on May 15, 2018, 103.000% for the twelve-month period beginning on May 15, 2019, 101.500% for the twelve month period beginning on May 15, 2020 and 100.000% beginning on May 15, 2021 and at any time thereafter, together with any accrued and unpaid interest to, but not including, the date of redemption. In addition, before May 15, 2018, the Issuers may redeem all or any part of the Notes at a redemption price equal to the sum of the principal amount thereof, plus a make whole premium at the redemption date, plus accrued and unpaid interest, if any, to the redemption date. Furthermore, before May 15, 2018, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes with the net proceeds of certain public or private equity offerings at a redemption price of 106.000% of the principal amount of Notes, plus any accrued and unpaid interest, if any, to the date of redemption, if at least 65% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding immediately after such redemption and the redemption occurs within 120 days of the closing date of such equity offering. The Issuers may also be required to make an offer to purchase the Notes upon a change of control. The terms of the Notes are further described in the Prospectus Supplement dated May 14, 2015, relating to the Securities, filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

The Base Indenture and the Supplemental Indenture, including the form of the Notes, are filed herewith as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference. The foregoing description of the Base Indenture and the Supplemental Indenture is qualified in its entirety by the full text of such exhibits.

Item 8.01 Other Events.

The previously announced tender offer by the Issuers for up to $350 million aggregate principal amount of the 2018 notes expired at 5:00 p.m., New York City time, on May 20, 2015 (the “Expiration Date”). The Issuers have accepted for purchase $300,126,000 aggregate principal amount of the 2018 notes that were validly tendered and not withdrawn as of the Expiration Date for an aggregate consideration of approximately $313,331,544 plus accrued and unpaid interest on the 2018 notes. Upon the terms and subject to the conditions specified in the Offer to Purchase dated May 14, 2015, the Issuers accepted for payment, and made payment for, all such tendered 2018 notes.

On May 21, 2015, the Partnership issued a press release announcing the results of the tender offer. The press release is filed as Exhibit 99.1 to this report and is incorporated by reference in its entirety to this Item 8.01.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibits.

4.1	Indenture, dated May 21, 2015, among Genesis Energy, L.P., Genesis Energy Finance Corporation, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee.

4.2	Supplemental Indenture for the Issuers’ 6.000% Senior Notes due 2023, dated May 21, 2015, among Genesis Energy, L.P., Genesis Energy Finance Corporation, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (including the form of the Notes)

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding the legality of the Notes.

5.2	Opinion of McDavid, Noblin & West PLLC concerning certain matters of Alabama law.

5.3	Opinion of Liskow & Lewis concerning certain matters of Louisiana law.

8.1	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding certain federal income tax matters.

12.1	Computation of ratios of earnings to fixed charges.

23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).

23.2	Consent of McDavid, Noblin & West PLLC (included in Exhibit 5.2).

23.3	Consent of Liskow & Lewis (included in Exhibit 5.3).

23.4	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 8.1).

99.1	Press release announcing expiration and results of tender offer for senior notes issued by Genesis Energy, L.P. dated May 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS ENERGY, L.P. (a Delaware limited partnership)
	By:	GENESIS ENERGY, LLC, as its sole general partner

Date: May 21, 2015	By:	/s/ ROBERT V. DEERE
Robert V. Deere Chief Financial Officer

EXHIBIT INDEX

Exhibits.

4.1	Indenture, dated May 21, 2015, among Genesis Energy, L.P., Genesis Energy Finance Corporation, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee.

4.2	Supplemental Indenture for the Issuers’ 6.000% Senior Notes due 2023, dated May 21, 2015, among Genesis Energy, L.P., Genesis Energy Finance Corporation, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (including the form of the Notes)

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding the legality of the Notes.

5.2	Opinion of McDavid, Noblin & West PLLC concerning certain matters of Alabama law.

5.3	Opinion of Liskow & Lewis concerning certain matters of Louisiana law.

8.1	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding certain federal income tax matters.

12.1	Computation of ratios of earnings to fixed charges.

23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).

23.2	Consent of McDavid, Noblin & West PLLC (included in Exhibit 5.2).

23.3	Consent of Liskow & Lewis (included in Exhibit 5.3).

23.4	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 8.1).

99.1	Press release announcing expiration and results of tender offer for senior notes issued by Genesis Energy, L.P. dated May 21, 2015.